Exhibit 99.1

Compass Diversified Holdings Announces Changes to its Board of Directors
Westport, Conn., March 28, 2023 - Compass Diversified Holdings (NYSE: CODI), an owner of leading middle market businesses, announced today that its Board of Directors (the “Board”) has nominated a new director candidate for election at CODI’s 2023 Annual Meeting of Shareholders to be held on May 25, 2023.
Ms. Nancy B. Mahon will join seven current directors standing for re-election at the 2023 annual meeting. If elected by the Company’s shareholders, Mahon is expected to be designated as a member of the Board’s Nominating and Corporate Governance Committee.
Mahon has worked for Estée Lauder Companies, Inc. for more than 17 years, most recently serving as Chief Sustainability Officer. She also serves on the Global Executive Leadership Team for Estée Lauder where she is responsible for strategy, governance, operations and communications of environmental, social and governance (ESG) matters. Mahon earned a bachelor’s degree from Yale University and her law degree from NYU School of Law.
“We are thrilled to nominate Ms. Mahon to CODI’s Board of Directors,” said CODI Board Chair Larry Enterline. “She is a proven executive business leader who has demonstrated expertise in ESG issues, branded consumer products and enterprise strategy. If elected by the shareholders, we look forward to benefiting from her unique skills and extensive experience.”
Current Director Sarah G. McCoy (“Sally”) has advised the Board she will not be standing for re-election due to other commitments. McCoy will remain on the Company’s Board up and until the 2023 annual meeting.
Elias Sabo, CEO of CODI, commented: “Over the past six years, Sally has brought tremendous insight to our Board, particularly with respect to business issues unique to consumer products companies. She has been a trusted advisor on matters related to our strategy and operations, as well as other critical emerging issues such as corporate citizenship and sustainability. On behalf of our entire organization, I want to thank Ms. McCoy for her many contributions and wish her continued success in the future.”
In addition, current director Teri R. Shaffer has been appointed Chair of the Board’s Audit Committee, effective April 1, 2023, replacing Mr. James J. Bottiglieri, who is retiring from this position as of the same date. Bottiglieri will continue to serve as a director and as a member of the Audit Committee.
Shaffer has served as a director of the Company since July of 2022. Prior to joining the Board, she was an audit information technology leader for Ernst &Young from 2016 to 2022 and served in various other leadership roles at Ernst & Young since 1984. Shaffer is a certified public accountant and certified information security manager, holding the CERT Cybersecurity Governance Certification from Carnegie Mellon.

About Compass Diversified
Since its founding in 1998, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com (provided that the reference to such additional information is provided for convenience and the information contained on such website is not incorporated by reference into this press release).
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the future performance of CODI. Words such as "believes," "expects," “will,” “anticipates,” “intends,” “continue,” "projects," “potential,” “assuming,” and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, some of which are not currently known to CODI. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Important Additional Information
CODI, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from CODI’s shareholders in connection with CODI’s 2023 Annual Meeting. Information regarding the names of CODI’s directors and executive officers is set forth in CODI’s proxy statement for the 2022 annual meeting of CODI’s shareholders filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 12, 2022 and, with respect to directors and executive officers appointed following such date, in certain of CODI’s other filings made with the SEC subsequent to the date of such proxy statement. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other related materials (if any) in connection with CODI’s 2023 Annual Meeting to be filed with the SEC when they become available.
CODI intends to file a definitive proxy statement and proxy card and other related materials with the SEC in connection with the solicitation of proxies. CODI SHAREHOLDERS AND OTHER INVESTORS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND PROXY CARD AND SUCH OTHER RELATED MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.
These documents, including any proxy statement (and amendments or supplements thereto) and other related materials filed by CODI with the SEC, will be available for no charge at the SEC’s website at www.sec.gov and at CODI’s website at www.compassdiversified.com under the caption “CODI Investor Relations — Financials & SEC Filings”. Copies may also be obtained by contacting CODI by mail at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, Attention: Investor Relations or by telephone at 203-221-1703.

Investor Relations
Compass Diversified
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